Calculation of Filing Fee Tables
S-8
MAGNA INTERNATIONAL INC
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Common Shares, without par value	457(a)	9,000,000	$ 41.175	$ 370,575,000.00	0.0001531	$ 56,735.03
Total Offering Amounts:						$ 370,575,000.00		$ 56,735.03
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 56,735.03
Offering Note
[1]	i) Pursuant to Rule 416(a) promulgated under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement shall also cover any additional Common Shares, without par value ("Common Shares"), of Magna International Inc. (the "Company") that become issuable under the Company's 2025 Incentive Stock Option Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of outstanding Common Shares. ii) The Proposed Maximum Offering Price Per Unit has been calculated pursuant Rule 457(h) of the Securities Act solely for purposes of calculating the registration fee. The Proposed Maximum Offering Price Per Unit for shares available for future grant is the average of the high and low prices for the Registrant's Common Shares as reported on the New York Stock Exchange on July 30, 2025.